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                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Boston Gas Company, hereby generally constitute J.F. Bodanza, W.J. Flaherty, L. William Law, Jr. and David
B. Walek and each of them singly our true and lawful attorneys with full power to them, and each of them singly, to sign for us in our names in the capacities indicated below any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission relating to the issue and sale of Debt Securities and generally to do all such things in our names and behalf and in our capacities as officers and directors as will enable Boston Gas Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Witness our hand and common seal this 13th day of June, 1995.

       Signature                             Title
       ---------                             -----

    /s/ C.R. Messer              President (Principal Executive Officer)
- --------------------------        and Director
    C.R. Messer

    /s/ A.J. DiGiovanni          Senior Vice President and Director
- --------------------------
    A.J. DiGiovanni


    /s/ J.F. Bodanza             Senior Vice President, Treasurer (Principal
- --------------------------        Financial and Accounting Officer) and
    J.F. Bodanza                  Director

    /s/ J.A. Ives                Director
- --------------------------
    J.A. Ives

    /s/ R.R. Clayton             Director
- --------------------------
    R.R. Clayton

    /s/ W.J. Flaherty            Director
- --------------------------
    W.J. Flaherty